REVOLVING LINE OF CREDIT AGREEMENT

This Revolving Line of Credit Agreement (this “Agreement”) is made as of November 7, 2007 by and among Accelerated Global Technology Corp., a Delaware company (“Borrower”), and each other signatory hereto (each a “Lender” and collectively, the “Lenders”), with reference to the following facts.

(a) Borrower has been organized for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business (a “Business Combination”).

(b) Borrower proposes to: (a) make a public offering (the “Public Offering”) of its securities pursuant to a registration statement (the “Registration Statement”) filed with and declared effective by the Securities and Exchange Commission (the “SEC”); (b) deposit the proceeds from the Public Offering into a trust account (the “Trust Account”) for the benefit of the purchasers of securities in the Public Offering, net of offering costs, underwriting discounts and a financial advisory fee, to be held and disbursed in accordance with the terms of the Investment Management Trust Agreement to be entered into between Borrower and Continental Stock Transfer & Trust Company as trustee (the “Trust Agreement”); and (c) utilize the funds in the Trust Account in connection with a Business Combination.

(c) Borrower may need funds to pay costs and expenses prior to consummation of a Business Combination.

(d) On the terms and subject to the conditions set forth in this Agreement, Lenders are willing to make available to Borrower a revolving line of credit to pay certain costs and expenses that may arise prior to a Business Combination.

AGREEMENT

1. The Loans

1.1 Subject to the terms and conditions of this Agreement, during the period from the date hereof until the Termination Date, each Lender severally, but not jointly, agrees, to make advances (each advance, a “Loan” and collectively, the “Loans”) to Borrower in an aggregate amount not to exceed such Lender’s Commitment, and Borrower agrees to repay such Loans, from time to time in accordance with the terms and conditions of this Agreement and the revolving line of credit notes (each, a “Note” and collectively, the “Notes”) issued in connection herewith, a form of which is attached hereto as Exhibit A; provided, however, that notwithstanding anything herein to the contrary, at no time shall any Lender be required to make Loans in excess of such Lender’s Pro Rata Share of the amount by which the Commitments of Lenders exceeds the outstanding Loans. This Agreement and the Notes are sometimes referred to in this Agreement individually as a “Loan Document,” and are sometimes collectively referred to as the “Loan Documents.” The term “Commitment” shall mean, with respect to a Lender, the principal amount set forth beside such Lender’s name under the heading “Commitment” on the signature pages to this Agreement, as such Commitment may be adjusted from time to time in accordance with section 8.5 herein and the term “Commitments” shall mean, collectively, the aggregate amount of the commitments of all of the Lenders. The term “Pro Rata Share” shall mean, with respect to a Lender, the percentage obtained by dividing (a) such Lender’s Commitment by (b) the sum of all of the Lenders’ Commitments, or if the Commitments are terminated, the percentage obtained by dividing (1) the Obligations owing to such Lender by (2) the sum of all of the Lenders’ Obligations. The term “Obligations” shall mean all amounts, obligations, liabilities, covenants and duties of every type and description owing by Borrower to any Lender arising out of, under, or in connection with, any Loan Document, whether direct or indirect (regardless of whether acquired by assignment), absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument or for the payment of money, including, without duplication, (a) all Loans, (b) all interest, whether or not accruing after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding, and (c) all other fees, expenses (including fees, charges and disbursement of counsel), interest, commissions, charges, costs, disbursements, indemnities and reimbursement of amounts paid and other sums chargeable to Borrower under any Loan Document. The term “Termination Date” shall mean a date that is the fifteenth day after the closing of the Public Offering.

1.2 Each Lender’s obligation to make advances shall expire, and all Obligations shall be payable, on the Termination Date.

2. Conditions of Advances. Subject to the terms and conditions of this Agreement, upon Borrower having provided to each Lender reasonable notice of a request (a “Borrowing Request”) for a borrowing of Loans hereunder (a “Borrowing”), each Lender shall advance to Borrower its Pro Rata Share of such Borrowing, provided that all of the following conditions are satisfied:

2.1 The Borrowing Request shall be in writing and shall provide (i) the amount of the Borrowing, (ii) each Lender’s Pro Rata Share of such Borrowing, expressed as both a percentage and the amount of the Loan requested to be made by each Lender, (iii) the aggregate amount of all Borrowings made hereunder, taking into effect the Loans to be made pursuant to the current Borrowing Request, (iv) the aggregate amount of all Loans owing to each Lender, taking into effect the Loans to be made pursuant to the proposed Borrowing Request, and (v) the date of the proposed Borrowing which shall be a business day;

2.2 Borrower shall have executed and delivered the Loan Documents;

2.3 The aggregate outstanding principal amount of all Loans by such Lender shall not exceed such Lender’s Commitment;

2.4 The representations and warranties of Borrower in the Loan Documents shall be true and correct in all material respects on and as of such date, or the extent such representation and warranties expressly relate to an earlier date, on and as of such earlier date;

2.5 No Event of Default (as hereinafter defined) has have occurred and be continuing;

2.6 The Loans shall be used only for such purposes as are set forth in Section 4.1 of this Agreement; and

2.7 There shall not have occurred a Public Offering.

3. Borrower Representations

3.1 Borrower represents and warrants as follows:

3.1.1 Borrower has full power and authority to execute and deliver this Agreement and the other Loan Documents to be executed and delivered by it pursuant hereto and to perform its obligations hereunder and thereunder. This Agreement and such Loan Documents constitute the valid and legally binding obligations of Borrower and are enforceable against Borrower in accordance with their terms.

3.1.2 Neither the execution and the delivery of the Loan Documents by Borrower, nor the consummation of the transactions contemplated by the Loan Documents, nor the borrowing by Borrower, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Borrower is subject or any provision of the Certificate of Incorporation or Bylaws of Borrower, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any entity or natural person (each, a “Person”) the right to accelerate, terminate, modify, or cancel, any agreement, contract, lease, license, instrument, or other arrangement to which Borrower is a party or by which it is bound or to which any of its assets are subject (or result in the imposition of any security interest upon any of its assets), in each case other than where such violation, conflict, breach, default, acceleration or creation of right would not reasonably be expected to have a material adverse effect on the ability of Borrower to repay amounts due under the Notes in accordance with the terms of the Loan Documents (a “Material Adverse Effect”).

3.1.3 Borrower does not need to give any notice to, make any filing with, or obtain any authorization, permit, certificate, registration, consent, approval or order of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement, except where the failure would not reasonably be expected to have a Material Adverse Effect.

3.1.4 The conditions to the obligation of the Lenders to make Loans, as set forth in Section 2, shall be satisfied.

3.2 Each and every representation and warranty made by Borrower in this Agreement shall be deemed renewed and remade upon the making of each and every Loan or to the extent such representation or warranty expressly relates to an earlier date on and as of such earlier date..

4. Borrower Covenants. For as long as the Lenders shall have a commitment to make Loans or there shall be any outstanding Obligations, Borrower shall:

4.1 use the proceeds only for (a) prior to the closing of the Public Offering, costs and expenses of the Public Offering, including legal, accounting, printing and “road show” expenses; and (b) after the closing of the Public Offering, ordinary and reasonable operating costs and expenses during the period Borrower seeks to identify, investigate, negotiate and consummate a Business Combination, including Borrower’s reporting obligations with the SEC, the audit and review of Borrower’s financial statements, identifying and investigating potential targets for a Business Combination, negotiating and closing the Business Combination, legal and other professional fees and expenses, fees, salaries and compensation for directors, officers, employees, consultants and advisors, and insurance premiums;

4.2 pay all Obligations hereunder by the Termination Date;

4.3 not declare or pay any dividend or distribution with respect to, or repurchase or redeem any shares of, the capital stock of Borrower, provided that this shall not prohibit payments from the Trust Account to stockholders of Borrower in accordance with the Trust Agreement;

4.4 not engage in any business other than consummating its Public Offering and identifying, investigating, negotiating and closing a Business Combination;

4.5 not make any material capital expenditure or purchase any material property or asset (other than office supplies and equipment); and

4.6 upon request of a Lender, provide to such Lender copies of all filings with the SEC.

5. No Recourse to Trust Account

Each Lender, on behalf of itself and its successors and assigns, hereby acknowledges and agrees that under no circumstance shall it have any right, title or interest in or to any of the funds in the Trust Account, notwithstanding the fact that such funds were received for the purchase and sale of securities of Borrower, or any funds distributed from the Trust Account to Borrower’s stockholders, and that its sole recourse for repayment of any and all amounts due hereunder and under the Note issued to it shall be against the assets or properties of Borrower never deposited into the Trust Account or distributed to Borrower from the Trust Account. Each Lender hereby irrevocably waives any claim that it might have to funds in the Trust Account, at law or in equity, and agrees not to make any such claim, and agrees to indemnify and hold Borrower harmless from any such claim made by or on behalf of such Lender.

6. Events of Default. The occurrence of any of the following shall constitute an event of default (an “Event of Default”) hereunder and under each and every other Loan Document:

6.1 Borrower shall fail to pay any principal, interest or any other Obligation as and when due and payable under any Loan Document;

6.2 Any representation or warranty which is made or deemed made in any Loan Document by Borrower shall prove to have been incorrect or misleading in any material respect on or as of the date made or deemed made or remade;

6.3 Borrower shall fail to perform or observe any term, provision, covenant, or agreement contained in any Loan Document to be performed or observed by Borrower (other than any payment obligation) and such failure shall continue more than 20 days after notice thereof from any Lender;

6.4 Borrower shall (a) generally not, or be unable to, or admit in writing its inability to, pay its debts as such debts become due; or (b) make an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets; or (c) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (d) have any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or adjudication or appointment is made and which remains undismissed for a period of 30 days or more; or (e) by any act or omission to act indicate consent to, approval of, or acquiescence in any such petition, application, or proceeding, or order for relief, or the appointment of a custodian, receiver, or trustee for all or any such substantial part of its properties; or (f) suffer any such custodianship, receivership, or trusteeship for all or any substantial part of its properties; or (g) suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of 30 days or more;

6.5 At any time after execution and delivery of this Agreement, and for any reason at no fault of any Lender, any Loan Document shall cease to be in full force and effect and enforceable in accordance with its terms, or shall be declared null and void; or

6.6 The adoption of a resolution by the Board of Directors of Borrower authorizing or approving the dissolution and/or liquidation of Borrower.

7. Consequences of Default. If an Event of Default shall occur, each Lender:

7.1 shall have no further obligation to make Loans; and

7.2 may declare its Note, all interest thereon, and all other amounts payable under this Agreement and any other Loan Document to be forthwith due and payable, whereupon the Note, all such interest, and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Borrower, provided, however, upon the occurrence of any Event of Default set forth in Section 6.4, the Note, all such interest and all such other amounts shall automatically become due and payable without any action on the part of Lender.

8. Miscellaneous Provisions

8.1 Notices. All notices, requests, demands and other communications (collectively, “Notices”) required or given pursuant to this Agreement , whether or not specified to be in writing, shall be in writing, and shall be delivered by personal service, courier or facsimile transmission, addressed to the following addresses:

If to Borrower:	Accelerated Global Technology Corp. 3726 Smallwood Court Pleasanton, CA 94566

If to a Lender	To the Address set opposite such Lender’s name on signature pages to this Agreement

Any notice shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, one business day after delivery to such courier service, (iii) if delivered by mail, when deposited in the mails and (iv) if delivered by facsimile upon sender’s receipt of confirmation of proper transmission. Any party may from time to time change its address for further Notices hereunder by giving notice to the other party in the manner prescribed in this Section.

8.2 No Waivers; Remedies Cumulative. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law.

8.3 Successors and Assigns of Borrower. Borrower may not assign its right or duties hereunder without the prior written consent of each Lender, which consent each Lender may deny, withhold or delay in its sole and absolute discretion.

8.4 Assignments; Participations by Lenders. Each Lender may assign and delegate to one or more Persons (each, an “Assignee”) all or any part of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents. Upon consummation of the assignment, (i) the Assignee shall be a party hereto and shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it, relinquish its rights and be released from its obligations under this Agreement, and (iii) this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitment of the assigning Lender pro tanto. Each Lender may from time to time sell or otherwise grant participations in any Obligations and the other interests of that Lender hereunder and under any of the other Loan Documents. Borrower agrees that each such holder may exercise any and all rights of banker’s lien, set-off and counterclaim with respect to its participation in the Obligations as fully as though such Borrower were directly indebted to such holder in the amount of such participation.

8.5 Governing Law. This Agreement and the other Loan Documents shall be construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof. Any legal action or proceeding with respect to any Loan Document may be brought in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

8.6 Service of Process. Borrower hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with any Loan Document by any means permitted by applicable requirements of law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of Borrower specified in Section 8.1 (and shall be effective when such mailing shall be effective, as provided therein). Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing contained in this Section 8.7 shall affect the right of any Lender to serve process in any other manner permitted by applicable requirements of law or commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction.

8.7 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREIN OR RELATED THERETO (WHETHER FOUNDED IN CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THE LOAN DOCUMENTS, AS APPLICABLE, BY THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.8.

8.8 Prior Understandings. This Agreement supersedes all prior understandings and agreements (whether written, oral or otherwise) pertaining to the subject matter hereof, and constitutes the entire agreement between the parties hereto relating to the subject matter hereof and the transactions provided for herein.

8.9 Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed an original and all of which shall constitute one and the same agreement with the same effect as if all parties had signed the same signature page. The parties shall accept facsimile signatures as the equivalent of original ones.

8.10 Severability. If any provision of this Agreement or the application of such provision to any Person or circumstance will be held invalid, the remainder of this Agreement or the application of such provision to Persons or circumstances other than those to which it is held invalid will not be affected thereby.

8.11 Additional Documents and Acts. Borrower shall execute and deliver such additional documents and instruments and shall perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated by this Agreement.

8.12 Survival. All indemnities, rights, remedies, representations and warranties contained herein shall survive the expiration or termination of this Agreement, and no termination or expiration hereof shall relieve either party from liability for any breach of this Agreement.

8.13 Payments by Borrower. All payments to be made by Borrower shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by Borrower shall be made to each Lender, at the account designated by such Lender, and shall be made in lawful money of the United States and in immediately available funds, no later than 5:00 p.m. (eastern time) on the due date thereof. Any payment received later than 5:00 p.m. (eastern time) shall be deemed to have been received on the following business day and any applicable interest or fee shall continue to accrue. Whenever any payment is due on a day other than a business day, such payment shall be due on the following business day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

8.14 Repayments and Prepayments. Principal and interest payments shall be apportioned ratably among the Lenders and payments of any fees and expenses shall, as applicable, be apportioned ratably among the Lenders. All payments shall be remitted directly to each Lender. All such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees and expenses, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees or expense reimbursements then due to the Lenders from Borrower; second to interest due in respect of all Loans; third, to pay or prepay principal of the Loans and fourth, to the payment of any other Obligation due to any Lender by Borrower. The Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such payments to any portion of the Obligations.

8.15 Indemnity for Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, any Lender is for any reason compelled to surrender such payment because such payment is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by such Lender and Borrower shall be liable to pay to such Lender, and hereby does indemnify each Lender and hold each Lender harmless for the amount of such payment surrendered. The provisions of this Section 8.14 shall be and remain effective notwithstanding any contrary action which may have been taken by any Lender in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lenders’ rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable. The provisions of this Section 8.14 shall survive the termination of this Agreement.

8.16 Setoff; Sharing of Payments.

8.16.1 Each Lender is hereby authorized, without notice or demand (each of which is hereby waived by Borrower), at any time and from time to time during the continuance of any Event of Default and to the fullest extent permitted by applicable requirements of law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other indebtedness, claims or other obligations at any time owing by such Lender to or for the credit or the account of Borrower against any Obligation now or hereafter existing, whether or not any demand was made under any Loan Document with respect to such Obligation and even though such Obligation may be unmatured. Each Lender agrees promptly to notify Borrower and each other Lender after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights under this Section 8.17.1 are in addition to any other rights and remedies (including other rights of setoff) that the Lenders may have.

8.16.2 If any Lender obtains any payment of any Obligation (whether voluntary, involuntary or through the exercise of any right of setoff) and such payment exceeds the amount such Lender would have been entitled to receive if all payments had gone to, and been distributed in accordance with the provisions of the Loan Documents, such Lender shall purchase for cash from other Lenders such participations in their Obligations as necessary for such Lender to share such excess payment with such other Lenders to ensure such payment is applied as though it had been received by each Lender and applied in accordance with this Agreement; provided, however, that (a) if such payment is rescinded or otherwise recovered from such Lender, in whole or in part, such purchase shall be rescinded and the purchase price therefor shall be returned to such Lender without interest and (b) such Lender shall, to the fullest extent permitted by applicable requirements of law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

8.17 Relation Among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or authorized to act for, any other Lender.

8.18 Lenders’ Failure to Perform. All Loans shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Loans hereunder, (ii) no failure by any Lender to perform its obligation to make any Loans hereunder shall excuse any other Lender from its obligation to make any Loans hereunder and (iii) the obligations of each Lender hereunder shall be several, not joint and several.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement to one another as of the date first above written.

ACCELERATED GLOBAL TECHNOLOGY CORP.
/s/ Bob L. Corey
By: Bob L. Corey Its: Chief Financial Officer

Commitment: $250,000	Kenneth Levy, as a Lender:
Notice Address:
/s/ Kenneth Levy

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement to one another as of the date first above written.

ACCELERATED GLOBAL TECHNOLOGY CORP.
/s/ Bob L. Corey
By: Bob L. Corey Its: Chief Financial Officer

Commitment: $125,000	Gordon Stitt, as a Lender:
Notice Address:
/s/ Gordon Stitt

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement to one another as of the date first above written.

ACCELERATED GLOBAL TECHNOLOGY CORP.
/s/ Bob L. Corey
By: Bob L. Corey Its: Chief Financial Officer

Commitment: $125,000	Igal Rotem, as a Lender:
Notice Address:
/s/ Igal Rotem

EXHIBIT A

REVOLVING LINE OF CREDIT NOTE

November __, 2007

Not to Exceed $250,000 in Principal

For value received, the undersigned ACCELERATED GLOBAL TECHNOLOGY CORP., a Delaware corporation (“Borrower”), promises to pay, in lawful money of the United States, to the order of Kenneth Levy, together with his successors and assigns (“Holder”), at such address as Holder may direct, the principal sum of Two Hundred Fifty Thousand Dollars ($250,000) (the “Commitment Amount”), or so much thereof as shall have been advanced and shall remain unpaid hereunder, without interest. Notwithstanding anything to the contrary expressed or implied herein, all payments made by Borrower hereunder (including, without limitation, any prepayments) shall be applied first to pay any fees or expense reimbursement then due Holder and second to the reduction of principal due hereunder.

This Note is delivered pursuant to, and is subject to all of the terms and conditions of, that certain Revolving Line of Credit Agreement dated November __, 2007 (as from time to time amended, modified, supplemented and restated, the “Loan Agreement”) among Borrower and Holder. Unless otherwise defined in this Note, capitalized terms used in this Note shall have the meanings ascribed to them in the Loan Agreement, and in the event of any conflict between the terms of this Note and the terms of the Loan Agreement, the terms of the Loan Agreement shall govern.

Maturity. This Note shall mature and become due and payable on the Termination Date.

Prepayment. Borrower may prepay Loans at any time, and reborrow subject to the terms of the Loan Agreement.

Event of Default. Should an Event of Default (as defined in the Loan Agreement) occur, Lender shall have the rights set forth in Section 7 of the Loan Agreement.

Borrower’s Acknowledgement. Borrower acknowledges that Holder is extending the credit contemplated hereby solely as an accommodation to Borrower, and is willing to do so in reliance upon Borrower’s monetary and non-monetary covenants contained herein and in the Loan Agreement.

Holder’s Acknowledgement. The Holder acknowledges and agrees that, as specified in Section 5 of the Loan Agreement, the Holder has limited recourse against Borrower for repayment of any and all amounts due and owing under this Note.

Miscellaneous. If this Note (or any payment due hereunder) is not paid when due, Borrower promises to pay all costs and expenses of collection and reasonable attorneys’ fees incurred by the Holder hereof on account of such collection, whether or not suit is filed hereon. Borrower consents to renewals, replacements and extensions of time for payment hereof, before, at, or after maturity, consents to the acceptance, release or substitution of security for this Note, and waives demand and protest. The indebtedness evidenced hereby shall be payable in lawful money of the United States of America. In any action brought under or arising out of this Note and the other Loan Documents, Borrower, including successor(s) or assign(s), hereby consents to the application of New York law. No single or partial exercise of any power hereunder, or under any other Loan Document in connection herewith, shall preclude other or further exercises thereof or the exercise of any other such power.

IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the date first above written.

ACCELERATED GLOBAL TECHNOLOGY CORP.

By:
Its:

EXHIBIT B
REVOLVING LINE OF CREDIT NOTE
November __, 2007

Not to Exceed $125,000 in Principal

For value received, the undersigned ACCELERATED GLOBAL TECHNOLOGY CORP., a Delaware corporation (“Borrower”), promises to pay, in lawful money of the United States, to the order of Gordon Stitt, together with his successors and assigns (“Holder”), at such address as Holder may direct, the principal sum of One Hundred Twenty Five Thousand Dollars ($125,000) (the “Commitment Amount”), or so much thereof as shall have been advanced and shall remain unpaid hereunder, without interest. Notwithstanding anything to the contrary expressed or implied herein, all payments made by Borrower hereunder (including, without limitation, any prepayments) shall be applied first to pay any fees or expense reimbursement then due Holder and second to the reduction of principal due hereunder.

This Note is delivered pursuant to, and is subject to all of the terms and conditions of, that certain Revolving Line of Credit Agreement dated November __, 2007 (as from time to time amended, modified, supplemented and restated, the “Loan Agreement”) among Borrower and Holder. Unless otherwise defined in this Note, capitalized terms used in this Note shall have the meanings ascribed to them in the Loan Agreement, and in the event of any conflict between the terms of this Note and the terms of the Loan Agreement, the terms of the Loan Agreement shall govern.

Maturity. This Note shall mature and become due and payable on the Termination Date.

Prepayment. Borrower may prepay Loans at any time, and reborrow subject to the terms of the Loan Agreement.

Event of Default. Should an Event of Default (as defined in the Loan Agreement) occur, Lender shall have the rights set forth in Section 7 of the Loan Agreement.

Borrower’s Acknowledgement. Borrower acknowledges that Holder is extending the credit contemplated hereby solely as an accommodation to Borrower, and is willing to do so in reliance upon Borrower’s monetary and non-monetary covenants contained herein and in the Loan Agreement.

Holder’s Acknowledgement. The Holder acknowledges and agrees that, as specified in Section 5 of the Loan Agreement, the Holder has limited recourse against Borrower for repayment of any and all amounts due and owing under this Note.

Miscellaneous. If this Note (or any payment due hereunder) is not paid when due, Borrower promises to pay all costs and expenses of collection and reasonable attorneys’ fees incurred by the Holder hereof on account of such collection, whether or not suit is filed hereon. Borrower consents to renewals, replacements and extensions of time for payment hereof, before, at, or after maturity, consents to the acceptance, release or substitution of security for this Note, and waives demand and protest. The indebtedness evidenced hereby shall be payable in lawful money of the United States of America. In any action brought under or arising out of this Note and the other Loan Documents, Borrower, including successor(s) or assign(s), hereby consents to the application of New York law. No single or partial exercise of any power hereunder, or under any other Loan Document in connection herewith, shall preclude other or further exercises thereof or the exercise of any other such power.

IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the date first above written.

ACCELERATED GLOBAL TECHNOLOGY CORP.

By:
Its:

EXHIBIT A
REVOLVING LINE OF CREDIT NOTE
November __, 2007

Not to Exceed $125,000 in Principal

For value received, the undersigned ACCELERATED GLOBAL TECHNOLOGY CORP., a Delaware corporation (“Borrower”), promises to pay, in lawful money of the United States, to the order of Igal Rotem, together with his successors and assigns (“Holder”), at such address as Holder may direct, the principal sum of One Hundred Twenty Five Thousand Dollars ($125,000) (the “Commitment Amount”), or so much thereof as shall have been advanced and shall remain unpaid hereunder, without interest. Notwithstanding anything to the contrary expressed or implied herein, all payments made by Borrower hereunder (including, without limitation, any prepayments) shall be applied first to pay any fees or expense reimbursement then due Holder, and second to the reduction of principal due hereunder.

This Note is delivered pursuant to, and is subject to all of the terms and conditions of, that certain Revolving Line of Credit Agreement dated November __, 2007 (as from time to time amended, modified, supplemented and restated, the “Loan Agreement”) among Borrower and Holder. Unless otherwise defined in this Note, capitalized terms used in this Note shall have the meanings ascribed to them in the Loan Agreement, and in the event of any conflict between the terms of this Note and the terms of the Loan Agreement, the terms of the Loan Agreement shall govern.

Maturity. This Note shall mature and become due and payable on the Termination Date.

Prepayment. Borrower may prepay Loans at any time, and reborrow subject to the terms of the Loan Agreement.

Event of Default. Should an Event of Default (as defined in the Loan Agreement) occur, Lender shall have the rights set forth in Section 7 of the Loan Agreement.

Borrower’s Acknowledgement. Borrower acknowledges that Holder is extending the credit contemplated hereby solely as an accommodation to Borrower, and is willing to do so in reliance upon Borrower’s monetary and non-monetary covenants contained herein and in the Loan Agreement.

Holder’s Acknowledgement. The Holder acknowledges and agrees that, as specified in Section 5 of the Loan Agreement, the Holder has limited recourse against Borrower for repayment of any and all amounts due and owing under this Note.

Miscellaneous. If this Note (or any payment due hereunder) is not paid when due, Borrower promises to pay all costs and expenses of collection and reasonable attorneys’ fees incurred by the Holder hereof on account of such collection, whether or not suit is filed hereon. Borrower consents to renewals, replacements and extensions of time for payment hereof, before, at, or after maturity, consents to the acceptance, release or substitution of security for this Note, and waives demand and protest. The indebtedness evidenced hereby shall be payable in lawful money of the United States of America. In any action brought under or arising out of this Note and the other Loan Documents, Borrower, including successor(s) or assign(s), hereby consents to the application of New York law. No single or partial exercise of any power hereunder, or under any other Loan Document in connection herewith, shall preclude other or further exercises thereof or the exercise of any other such power.

IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the date first above written.

ACCELERATED GLOBAL TECHNOLOGY CORP.

By:
Its: